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                                                                     Exhibit 4.2

                         FORM OF REGISTRATION AGREEMENT
                         ------------------------------

     THIS REGISTRATION AGREEMENT (this "Agreement") is made as of _________ ___, 199___, between The Metzler Group, Inc., a Delaware corporation (the "Company"), and the individual identified on the signature page hereto ("Holder").

     WHEREAS, the parties to this Agreement are parties to a Stock Exchange Agreement dated as of _______ __, 199___ (the "Exchange Agreement"), pursuant to which __________ ("XXX") will become a wholly-owned subsidiary of the Company and in connection therewith the Company shall issue shares of Common Stock (as defined below) to Holder. In order to induce the Holder to enter into the Exchange Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Piggyback Registrations.
          -----------------------

          (a) Right to Piggyback. If, at any time during which any Registrable Stock remains outstanding, the Company proposes to register any of its Common Stock under the Securities Act in an underwritten public offering, other than pursuant to a registration on Form S-8 or Form S-4, or any similar forms then in effect (a "Piggyback Registration"), the Company will give prompt written notice to the Holder of its intention to effect such a registration and will, subject to paragraphs 2(c) and 2(d), include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice, not to exceed a maximum number of shares for the Holder equal to the product obtained when the Holder's pre-registration holdings of Registrable Securities are multiplied by a fraction, the numerator of which is the total number of shares proposed to be sold in the Piggyback Registration by all other selling shareholders and the denominator of which is the total pre-transaction shareholdings of all other selling shareholders.

          (b) Piggyback Expenses. The Registration Expenses of the Holder will be paid by the Company in all Piggyback Registrations.

          (c) Priority on Primary Registrations. If a Piggyback Registration includes primary shares to be sold on behalf of the Company, and the managing underwriter or underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering, the Company will include in such registration,
(i) first, the securities the Company proposes to sell; (ii) second, the securities requested to be included in such registration by the holders having priority registration commitments entered into by the Company prior to the date hereof ("Priority Holders"); and (iii) third, the Registrable Securities requested to be included in such registration and all other Common Stock requested to be included in such registration (the "Other Common Stock"), to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof. Notwithstanding the foregoing, the Company shall use all commercially reasonable efforts to include, but shall not be obligated to include, any Registrable Securities in any registered offering contemplated by the Company's registration statement on Form S-3 (File No. 333-40489), regardless of when such offering occurs.

          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities not including primary shares, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the securities requested to be

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     included by any other Priority Holder, and (ii) second, the Registrable
     Securities requested to be included in such registration and all Other Common Stock requested to be included in such registration, to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof. Notwithstanding the foregoing, the Company shall use all commercially reasonable efforts to include, but shall not be obligated to include, any Registrable Securities in any registered offering contemplated by the Company's registration statement on Form S-3 (File No. 333-40489), as the same may be amended, regardless of when such offering occurs.

          (e) Exchange Agreement Compliance. Notwithstanding any provision of this Agreement to the contrary, the Company's obligation to include Registrable Securities in any Piggyback Registration are expressly conditioned upon there being no uncured breach of any of the representations, warranties or covenants made by the Holder or XXX in the Exchange Agreement, and the Company will not be obligated to include any Registrable Securities in any registration at any time after which any such breach has occurred and has not been cured, paid and/or otherwise appropriately resolved in accordance with the Exchange Agreement.

     2. Holdback Agreements. The Holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

     3. Registration Procedures. The Company will use all commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the provisions of this Agreement, and pursuant thereto the Company will, as expeditiously as possible but subject to the terms hereof:

          (a) prepare and file with the Securities and Exchange Commission a Registration Statement with respect to such Registrable Securities on such appropriate and legally available form as the Company in its discretion shall elect (the "Registration Statement") and use all commercially reasonable efforts to cause such Registration Statement to become effective;

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep such Registration Statement effective for a period of not less than six months from the Closing Date and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period;

          (c) furnish each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use all commercially reasonable efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such states and the District of Columbia as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such states and the District of Columbia of the Registrable Securities owned by Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of such Registrable Securities of the happening of any event of which the Company becomes aware, as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not


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     misleading, and the Company will prepare a supplement or amendment to the
     Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market;

          (g) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (h) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, the Company will use all commercially reasonable efforts promptly to obtain the withdrawal of such order.

     4.   Holder Procedures.

          (a) In connection with any Registration Statement, the Company may require the Holder to furnish to the Company such information regarding the Holder and his or her proposed distribution of Registrable Securities, to the extent necessary to comply with the Securities Act, as the Company may from time to time reasonably request in writing.

          (b) The Holder agrees to cooperate with the Company in all reasonable respects in connection with the preparation and filing of each Registration Statement and any amendment thereof, any Prospectus relating thereto and any Prospectus supplement relating thereto with respect to the offer and sale of Registrable Securities of the Holder.

     5.   Registration Expenses.

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, that Registration Expenses shall not include, and the Holder shall pay, all underwriting discounts and commissions applicable to Registrable Securities sold by them pursuant to this Agreement and all legal fees and expenses of counsel retained by the Holder.

          (b) To the extent Registration Expenses are not required to be paid by the Company pursuant to paragraph 5(a), the Holder will pay those Registration Expenses allocable to the registration of the Holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     6.   Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Holder against all losses, claims, damages, liabilities and expenses (including reasonable fees and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in the


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Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company by the Holder for use therein or by the Holder's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished Holder with a sufficient number of copies of the same.

     (b) The Holder, if he participates in any Registration Statement, shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) the Company, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereto, and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent the same arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company by Holder for use therein.


     (c) Each party entitled to indemnification under this paragraph 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such Indemnified party's expense. No Indemnifying Party, in the defense of any such claim or litigation, except with the prior consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If for any reason the indemnification provided for in this paragraph 6 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to

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above shall be deemed to include, subject to the limitations set forth in paragraph 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and other Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, share custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     8.   Definitions.

          "Common Stock" means the Company's Common Stock, par value $0.001 per share.

          "Person" means any natural person and any corporation, partnership, limited liability company or other business entity.

          "Registrable Securities" means (i) the Payment Shares (as defined in the Exchange Agreement) issued to the Holder pursuant to the Exchange Agreement, and (ii) any Common Stock or other equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities (A) when they have been distributed to the public pursuant to a offering registered under the Securities Act or (B) one year after the Registrable Securities held by the Holder first become eligible for sale pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "Securities Act" means the Securities Act of 1933, as amended.

     9.   Miscellaneous.

          (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

          (b) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns.

          (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

          (e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (f) Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Illinois.

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          (i)  Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail); or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery charges prepaid, and, in each case, addressed to the intended recipient as set forth below:


If to Metzler:                              With a copy to:

     The Metzler Group, Inc.                Sachnoff & Weaver, Ltd.
     520 Lake Cook Road                     30 South Wacker Drive
     Suite 500                              Suite 2900
     Deerfield, Illinois 60015              Chicago, Illinois  60606
     Attn:  General Counsel                 Attn:  _____________
     Fax:   847/914-9999                    Fax:   312/207-6400

     If to the Holder:                      With a copy to:

     To his address                         ____________________________________
     set forth on the signature             ____________________________________
     page hereto                            ____________________________________
                                            ____________________________________
                                            Attn:_______________________________
                                            Fax: _______________________________

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                                    * * * *


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    THE COMPANY:
                                    -----------
                                    THE METZLER GROUP, INC.

                                    By:
                                        -----------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                           --------------------------------

                                    HOLDER:
                                    ------



                                    ---------------------------------------

                                    Address:


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